Exhibit 10.3
HORSEHEAD CORPORATION
Second Amendment to Employment Agreement
Ali Alavi
Dated: June 22, 2009
     WHEREAS,Horsehead Corporation (the “Company”), and Ali Alavi (“Employee”), entered into an employment agreement on November 30, 2006 (as amended, including without limitation pursuant to that First Amendment to Employment Agreement, dated December 24, 2008, the “Agreement”); and
     WHEREAS, the Company and Employee now wish to amend the Agreement to clarify certain details with respect to Base Salary and severance matters in accordance with the provisions of Section 21 of the Agreement.
     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as set forth herein.
     FIRST: The first sentence of Section 3(a) of the Agreement is hereby amended and restated in its entirety to read as follows.
     “During the Employment Period, Employee’s base salary shall be $160,000 per annum (as the same may be adjusted from time to time by the Board in its sole discretion, the “Base Salary”).
     SECOND: Except as specifically modified herein, the Agreement shall remain in full force and effect in accordance with all of the terms and conditions thereof.
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     IN WITNESS WHEREOF, the parties hereto have executed this amendment to the Agreement as of the date first written above.

HORSEHEAD CORPORATION
By:	/s/ James M. Hensler
	Name:	James M. Hensler
	Title:	President and Chief Executive Officer

EMPLOYEE
/s/ Ali Alavi
Ali Alavi

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